EXHIBIT 99.7

                         BENEFICIAL OWNER ELECTION FORM

                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock of Gulfport Energy Corporation, a Delaware corporation ("Gulfport").

      This will instruct you whether to exercise or sell Rights to purchase shares of Gulfport's Common Stock distributed with respect to the shares of Gulfport's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Gulfport Energy Corporation Subscription Rights Certificates."

     Box  1.  [  ]  Please  DO  NOT  EXERCISE RIGHTS for shares of Common Stock.

     Box 2. [ ] Please SELL________RIGHTS and remit the net proceeds to the undersigned.

     Box 3. [ ] Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

                              Number  of           Subscription
     Payment                    Rights                Price
  _____________            ______________________________________

Basic  Subscription  Privilege:           x                 = $_____  (Line  1)

Over-Subscription  Privilege:             x                 = $_____  (Line  2)

     Total  Payment  Required                               = $_____  (Sum of
                                                              Lines  1  and  2;
                                                              must equal total
                                                              in Boxes 4 and 5.)

     Box  4. [  ] Payment  in  the  following amount is enclosed $ __________.


     Box 5. [ ] Please deduct payment from the following account maintained by you as follows:

          _____________________               _________________________
                   Type  of  Account               Account  Number:

                    Account  to  be  deducted:    $________________________



                                        _________________________________

                                        _________________________________
                                                   Signature(s)

                                        Please  type  or  print  name(s)  below:

                                        _________________________________

                                        _________________________________

Date:  ___________,  2004